CURATED Specializing in Vintage Supercars 2100 NE 2nd Ave Miami Fl 33137 Tel: 1-561-801-0092 www.wearecurated.com			PURCHASE CONTRACT October, 9, 2018
DATE RSE Collection LLC
NAME 850 New Burton Rd. Suite 201
STREET NAME Dover DE 19904
CITY, STATE, ZIP

RES. PHONEBUS. PHONEFAX. PHONE
NEWYear 1994Make Lamborghini 9 USED Model Diable SE30 "Jota" Mileage 20,714 KM EXTERIOR PurpleINTERIORVIN ZA9DU27PXRLA12004
SOURCESALESMANSTOCK NO.
Sold AS-IS			$570,000.00
$57,000 non-refundable deposit immediate
PPI to be completed in the next 5 business days
Price is inclusive of documented servicing, preparation and detailing to be performed by Curat			ed
Price is inclusive of approximately $20k in fees due to Curated

Balance to be paid withn the next 90 days, unless otherwise agreed to by Curated

PAYOFF ALLOWANCE		$1. CASH SALE OF DESCRIBED VEHICLE...	$ 570,000.00
DEPOSIT		$2. TOTAL CREDITS: Consisting of payoff allowance and/or deposit see statement in left hand column for details	$ 57,000.00
TOTAL CREDITS (Trans. to Right Col) $
PAYOFF INFORMATION		3. UNPAID CASH BAL. DUE (Diff. between Items 1 & 2)	$ 513,000.00
LIENHOLDER
ST.ADDRESS
CITY/ST/ZIP

WARRANTIES AND/OR REPRESENTATIONS CHECK APPROPRIATE BOX

1.New Vehicle Manufacturer Warranty

2.Remaining New Vehicle Manufacturer Warranty

3.No New Veh'1cle Manufacturer Warranty

4.Extended Warranty

5.Other Conditions of Sale

CONTACT
PHONE
ACCOUNT

PAYOFF AMOUNT		PICKUP INFORMATION Name Address Phone
PAYOFF GOOD UNTIL
PAYOFF VERIFED BY	PER DIEM

Seller agrees that this order includes all of the terms and conditions on both the face and the reverse side. cancels and supersedes any prior agreement and as of the date hereof comprises a complete and exclusive statement of the terms of the agreement relating to the subject matters covered hereby. Seller by execution of this Order acknowledges that he has read its terms and conditions and has received a copy of this order.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

/s/ Christopher Bruno/s/ John Temerian

X X

Purchaser’s SignatureSeller’s Signature

C U R A T E D

Specializing in Vintage Supercars